Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Report on Form 20-F (the “Report”) of our report dated March 29, 2021, relating to the financial statements of Spartan Acquisition Corp. III, (“Spartan”) which is contained in Amendment No. 3 to the registration statement on Form F-4 (SEC # 333-259916) filed by Athena N.V. on February 2, 2022. We also consent to the reference to us under the caption “Experts” in the Report.

/s/ WithumSmith+Brown, PC

New York, New York

March 22, 2022